UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 30, 2005

TOYOTA MOTOR CREDIT CORPORATION

(Exact name of registrant as specified in its charter)

CALIFORNIA	1-9961	95-3775816
____________	______________	______________
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19001 S. Western Avenue

Torrance, California 90501

(Address of principal executive offices, including zip code)

(310) 468-1310

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 2.03           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2005, Toyota Motor Credit Corporation (“TMCC”), renewed its U.S. $20 billion Euro Medium Term Note Program (the “EMTN Program”). Under the EMTN Program, TMCC may issue unsecured notes (“Notes”) with such terms, including currency, rate and maturity, as agreed by TMCC and the purchasers of such Notes at the time of sale. The Notes are issued pursuant to the terms of the Fifth Amended and Restated Agency Agreement, dated September 30, 2005, by and among TMCC, JPMorgan Chase Bank, N.A. and J.P. Morgan Bank Luxembourg S.A. (the “Agency Agreement”). A copy of the Agency Agreement is included in this Form 8-K as Exhibit 4.1 and is incorporated herein by reference.

Notes are issued under the EMTN Program pursuant to Regulation S under the Securities Act of 1933, as amended (the “Act”), are not registered under the Act, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from the registration requirements of the Act.

As of September 30, 2005 and after consideration of the Notes discussed below, there is approximately U.S. $14.7 billion (or its equivalent in other currencies) in principal amount of Notes outstanding under the EMTN Program, leaving approximately U.S. $5.3 billion available for issuance under the EMTN Program.

Since June 30, 2005, TMCC has issued the equivalent of approximately U.S. $0.4 billion fixed rate Eurobond notes and $0.4 billion fixed and floating rate notes under the EMTN Program. These notes were issued in Swiss francs, U.S dollars and Australian dollars, had terms to maturity ranging from approximately 3 years to approximately 10 years, and had interest rates at the time of issuance ranging from 1.63% to 4.94%.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

4.1	Fifth Amended and Restated Agency Agreement, dated September 30, 2005, among TMCC, JPMorgan Chase Bank, N.A. and J.P. Morgan Bank Luxembourg S.A.

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOYOTA MOTOR CREDIT CORPORATION

/S/ JOHN F. STILLO
By:	John F. Stillo

Vice President and

Chief Financial Officer

DATED: October 5, 2005

EXHIBIT INDEX

Exhibit No.	Description

4.1	Fifth Amended and Restated Agency Agreement, dated September 30, 2005, among TMCC, JPMorgan Chase Bank, N.A. and J.P. Morgan Bank Luxembourg S.A.